Exhibit 3.1

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

(CONVERSION)

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ATLANTIS INTERNET GROUP CORP.** did on **December 30, 2004** file in this office Articles of Conversion and Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on **January 4, 2005.**

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C35878-04

DEC 3 0 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)
SUBMIT IN DUPLICATE

1. Name and jurisdiction of organization of constituent entity and resulting entity:

ATLANTIS INTERNET GROUP CORP.
Name of constituent entity

DELAWARE
Jurisdiction

CORPORATION
Entity type *

and,

ATLANTIS INTERNET GROUP CORP.
Name of resulting entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [ ] The entire plan of conversion is attached to these articles.
- [X] The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
- [ ] The complete executed plan of conversion for the resulting domestic limited *partnership* is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion
(PURSUANT TO NRS 92A.205)

Page 2

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240) *: DECEMBER 31, 2004

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).
2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

ATLANTIS INTERNET GROUP CORP.
Name of constituent entity

Signature	Title	Date
Donald J. Bailey	PRESIDENT	12/30/04

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's' articles.**

Filing Fee: $350.00

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 35878-04

DEC 3 0 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	ATLANTIS INTERNET GROUP CORP.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	AMERISEARCH, INC. Name 401 RYLAND STREET, SUITE 330 — RENO — NEVADA — 89502 Street Address — City — — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 505,000,000 Par value: $ .001 Number of shares without par value: NONE
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. DONALD BAILEY Name 10120 S. EASTERN AVENUE, SUITE 200 — HENDERSON — NEVADA — 89052 Street Address — City — State — Zip Code 2. LINDA BAILEY Name 10120 S. EASTERN AVENUE, SUITE 200 — HENDERSON — NEVADA — 89052 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	DONALD BAILEY — Donald L. Bailey Name — Signature 10120 S. EASTERN AVENUE, SUITE 200 — HENDERSON — NEVADA — 89052 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. SEE ATTACHED Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Resident Agent Acceptance

General instructions for this form:

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. Ensure that document is signed in signature field.

ABOVE SPACE IS FOR OFFICE USE ONLY

In the matter of Atlantis Internet Group Corp.
(Name of business entity)

I, Amerisearch, Inc.
(Name of resident agent)

hereby state that on December 30, 2004 (Date) I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

401 Ryland Street
Physical Street Address

330
Suite number

Reno
City

NEVADA

89502
Zip Code

Optional:

Additional Mailing Address

Suite number

City

State

Zip Code

Signature:

Amerisearch, Inc. [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

12-30-04
Date

ARTICLES OF INCORPORATION

OF

ATLANTIS INTERNET GROUP CORP.

ARTICLE I

CORPORATION NAME

The name of the Corporation is: Atlantis Internet Group Corp.

ARTICLE II

AGENT FOR SERVICE OF PROCESS

The name in the State of Nevada of the corporation's initial agent for service of process is: Amerisearch, Inc. and its address is 401 Ryland Street, Suite 330, Reno, Nevada, 89502.

ARTICLE III

AUTHORIZED SHARES

This Corporation is authorized to issue two classes of stock, which are Common Stock and Preferred Stock. The shares of Common Stock which this Corporation is authorized to issue shall have a par value of One-Tenth of One Cent ($0.001) per share and the number of shares of Common Stock this corporation is authorized to issue is five hundred million (500,000,000) shares. The shares of Preferred Stock which this Corporation is authorized to issue shall have a par value of One-Tenth of One Cent ($0.001) per share and the number of shares of Preferred Stock this corporation is authorized to issue is five million (5,000,000) shares. The shares of Preferred Stock shall have the designations, rights, preferences, privileges and restrictions as shall be determined by the Board of Directors of the Corporation from time to time, and shall be evidenced by the subsequent filing of a Certificate of Designation as provided in Section 78.1955 of the Nevada Revised Statutes.

ARTICLE IV

BOARD OF DIRECTORS

The names and addresses of the Corporation's Board of Directors are as follows:

Donald Bailey
10120 S. Eastern Avenue, Suite 200
Henderson, Nevada 89052

Linda Bailey
10120 S. Eastern Avenue, Suite 200
Henderson, Nevada 89052

ARTICLE V

INCORPORATOR

The name and address of the incorporator of this Corporation is as follows:

Donald Bailey
10120 S. Eastern Avenue, Suite 200
Henderson, Nevada 89052

ARTICLE VI

EFFECTIVE DATE

These Articles of Incorporation are being filed simultaneously with Articles of Conversion. The name of the constituent entity that is being converted to a Nevada corporation is Atlantis Internet Group Corp, a Delaware corporation. The existence of this Corporation shall be effective from and after December 31, 2004.

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation as of this 30th day of December, 2004.

Donald Bailey
Incorporator